UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 19, 2013

Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 808-969-8032

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013, Royal Hawaiian Resources, Inc., the general partner of Royal Hawaiian Orchards L.P., (the “Company”) entered into a letter agreement (the “Agreement”) with Mr. John Kai setting forth his compensation for services to the Company as its interim president. Mr. Kai will receive $5,000 per month for up to 8 hours of service per week commencing on June 5, 2013.  To the extent that additional time is required for Mr. Kai to fulfill his duties as interim President, the Company will pay him $156 per hour for time that is in excess of 8 hours per week. Mr. Kai is not eligible for any benefit plans or programs of the Company but will continue to receive the standard retainer and meeting fees for his services as a director of the Company and will be reimbursed reasonable out of pocket business expenses. The Agreement can be terminated by either party upon thirty days’ notice.

Item 9.01.  Exhibits

Exhibit 10.1 Agreement with John Kai for Services as interim President dated June 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: June 21, 2013
	By:	Royal Hawaiian Resources, Inc., its general partner

	By:	/s/ Jon Miyata
Jon Miyata
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibits

Exhibit 10.1 Agreement with John Kai for Services as interim President dated June 19, 2013.